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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                   Name                                 Jurisdiction
                   ----                                 ------------
SOLA Argentina S.A.                           Argentina
SOLA Optical Partners, A Limited Partnership  Australia (Victoria)
  SOLA Optical Holdings (Pty.) Ltd.           Australia (Victoria)
    Optical Eyewear Pty. Ltd.                 Australia (South Australia)
    SOLA Corporation Limited                  Australia (South Australia)
      SOLA Optical Licensing Pty. Ltd.        Australia (South Australia)
      SOLA International Holdings Ltd.        Australia (South Australia)
        SOLA Licensing Pty. Ltd.              Australia (South Australia)
        SOLA Optical Australia Pty. Ltd.      Australia (South Australia)
        Norinco SOLA Optical Ltd.             People's Republic of China (50%)
SOLA Belgium N.V.                             Belgium
  De Muynck Optics N.V.                       Belgium
SOLA Brasil Industria Optica Ltda             Brazil
  A.O. Brazil                                 Brazil
  SOLA Industria e Comerico Ltda              Brazil
  Sociedade Amazonense de Oculos Ltda         Brazil
American Optical Lens Company Limited         Canada
  1132782 Ontario, Inc.                       Canada
SOLA Optical S.R.O.                           Czech Republic
SOLA Optical (U.K.) Limited                   England
  UKO International Limited                   England
    UK Optical Limited                        England
    Raphael Taylor Group Limited              England
      United Kingdom Optical Company Limited  England
      The Hadley Company Limited              England
      Levers Optical (Manufacturing) Limited  England
      J&H Taylor Group Limited                England
      Raphael's Limited                       England
    UKO International (Overseas Holding)
     Ltd.                                     England
      M. Wiseman and Company (South Africa)
       Limited                                England
      M. Wiseman and Company (Zimbabwe)
       Limited                                England
    AO European Services Limited              England
    Alpha Lens Company Limited                England
    British American Optical Company Limited  England
    Chadwick Taylor Limited                   England
    U.K. Wiseman Limited                      England
    M. Wiseman and Company Limited            England
SOLA Optical Holdings S.A.R.L.                France
  Industrie Optique SOLA S.A.                 France
    SOLA Optical S.A.                         France
    AO Ouest Optique S.A.                     France
SOLA Group Holdings GmbH                      Germany
  SOLA Optical GmbH                           Germany
  SOLA Brillenglas Vertriebs GmbH             Germany
SOLA Hong Kong Ltd.                           Hong Kong
SOLA Optical Lens Marketing Pvt. Ltd.         India
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                   Name                               Jurisdiction
                   ----                               ------------
SOLA Holdings Ireland Limited               Ireland
  SOLA IFSC                                 Ireland
  SOLA ADC Lenses Limited                   Ireland
    SOLA RDC Limited                        Ireland
    SOLA Ophthalmic Products Ltd.           Ireland
SOLA Optical Italia S.p.A.                  Italy
SOLA Optical Japan Limited                  Japan (Osaka)
Solnox Optical Ltd.                         Japan (50%)
Sun Ophthalmic Lenses Distribution SDN BHD  Malaysia
Lentes SOLA S.A. de C.V.                    Mexico
  American Optical de Mexico S.A. de C.V.   Mexico
Optica SOLA de Mexico S.R.L. de C.V.        Mexico
American Optical Lensmex S.R.L. de C.V.     Mexico
Imgo Industries B.V.                        Netherlands
American Optical Norway AS                  Norway
SOLA Optical (Poland) Sp.zo.o               Poland
IOLA Industries Optica S.A.                 Portugal (89%)
SOLA Optical Singapore Pte. Ltd.            Singapore
  American Optical Co. Pte. Ltd.            Singapore
American Optical Company International
 A.G.                                       Switzerland
SOLA Optical Taiwan Ltd.                    Republic of China
SOLA Optical Holdings I Ltd.                U.S.A. (Delaware)
SOLA Optical Holdings II Ltd.               U.S.A. (Delaware)
SOLA Optical Holdings III Ltd.              U.S.A. (Delaware)
SOLA Optical Holdings IV Ltd.               U.S.A. (Delaware)
SOLA Optical Holdings V Ltd.                U.S.A. (Delaware)
SOLA Optical Holdings VI Ltd.               U.S.A. (Delaware)
SOLA Optical Holdings Aus. Ltd.             U.S.A. (Delaware)
SOLA Optical Holdings Fr. Ltd.              U.S.A. (Delaware)
SOLA Optical Holdings Mex. LLC              U.S.A. (Delaware)
American Optical Lens Company               U.S.A. (Delaware)
SOLA Custom Coatings Inc.                   U.S.A. (Delaware)
  U.S. Coatings of Oregon, LLC              U.S.A. (Oregon LLC)
    Uniscoat, Inc.                          U.S.A. (California) (46%)
    Westcom Partners, LP, a Limited
     Partnership                            U.S.A. (California) (42%)
SOLA Venezuela Industria Optica C.A.        Venezuela
SOLA Optical China Limited                  British Virgin Islands (70%)
  SOLA Optical Guangzhou Ltd.               People's Republic of China
  SOLA Shanghai Omyl Ltd.                   People's Republic of China (50%)
  SOLA Guangzhou Jiu Fo                     People's Republic of China
SOLA Optical Espana Lentes Oftalmicas SL    Spain
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